Exhibit 99.1

Investor Contact:	Abigail Ritter, Crocs, Inc.
(302) 265-0922
aritter@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Second Quarter 2026 Results; Raises Full-Year 2026 Outlook

•Full-Year 2026 Outlook Raised On Both The Top- And Bottom-Line
•Crocs Brand Surpasses $1 Billion In Quarterly Revenue For The First Time
•Share Repurchase Authorization Increased By $1.5 Billion To Approximately $2 Billion
___________________________________________________________________________

BROOMFIELD, COLORADO — July 30, 2026 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced its second quarter 2026 financial results.

“We are pleased to have delivered a stronger-than-expected second quarter, highlighted by record enterprise revenue, including the Crocs Brand surpassing $1 billion in quarterly revenue for the first time ever. Our results reflect broad consumer demand across both brands, healthy direct-to-consumer growth, and strong consumer response to new product innovation. Based on our strong first half performance, we are again raising our full-year top- and bottom-line guidance,” said Andrew Rees, Chief Executive Officer.

Mr. Rees continued, “Supported by our strong cash flow generation, we remain committed to balancing investment in our brands with disciplined capital allocation, including share repurchase and debt paydown. Reflecting our confidence in the business and future cash-flow generation, we have expanded our share repurchase authorization as we aim to further return meaningful value to shareholders.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts is contained in the schedules below.

Second Quarter 2026 Operating Results (Compared to the Same Period Last Year)

•Consolidated revenues were $1,179 million, an increase of 2.6%, or 2.0% on a constant currency basis. Direct-to-consumer (“DTC”) revenues grew 12.0%, or 11.3% on a constant currency basis. Wholesale revenues decreased 7.2%, or 7.6% on a constant currency basis.
•Gross margin was 59.4% compared to 61.7%. Adjusted gross margin decreased 170 basis points to 60.0% compared to 61.7%.
•Selling, general, and administrative expenses (“SG&A”) of $415 million decreased 63.5% from $1,136 million, and represented 35.2% of revenues compared to 98.9%. The decrease in SG&A is largely driven by noncash impairment charges related to the indefinite-lived HEYDUDE trademark and HEYDUDE Brand reporting unit goodwill of $430 million and $307 million, respectively, during the three months ended June 30, 2025. Adjusted SG&A increased 3.1% to $412 million, and represented 34.9% of revenues compared to 34.7%.
•Income from operations of $286 million compared to loss from operations of $428 million resulted in operating margin of 24.2% compared to operating margin loss of 37.2%. The prior year loss from operations is driven by asset impairments, as described above. Adjusted income from operations of $296 million decreased 4.5% from $309 million, resulting in adjusted operating margin of 25.1% compared to 26.9%.

•Diluted earnings per share of $4.13 compared to diluted loss per share of $8.82. The prior year loss per share is driven by asset impairments, as described above. Adjusted diluted earnings per share of $4.55 increased 7.6% from $4.23.
•During the quarter, we repaid $31 million of debt. We repurchased approximately 2.3 million shares for $251 million at the average share price of $106.87. At quarter-end, approximately $496 million of share repurchase authorization remained available for future repurchases.

Second Quarter 2026 Brand Summary (Compared to the Same Period Last Year)

•Crocs Brand: Revenues increased 4.3% to $1.0 billion, or 3.7% on a constant currency basis.
◦Channel
▪DTC revenues increased 12.9% to $559 million, or 12.0% on a constant currency basis.
▪Wholesale revenues decreased 5.0% to $441 million, or 5.4% on a constant currency basis.
◦Geography
▪North America revenues increased 0.4% to $459 million, or 0.4% on a constant currency basis.
▪International revenues increased 7.8% to $542 million, or 6.6% on a constant currency basis.
•HEYDUDE Brand: Revenues decreased 5.7% to $179 million, or 5.8% on a constant currency basis.
◦Channel
▪DTC revenues increased 7.2% to $96 million or 7.1% on a constant currency basis.
▪Wholesale revenues decreased 17.2% to $83 million, or 17.4% on a constant currency basis.

Balance Sheet and Cash Flow (June 30, 2026, as compared to June 30, 2025)

•Cash and cash equivalents were $170 million compared to $201 million.
•Inventories were $389 million compared to $405 million.
•Total borrowings were $1.31 billion compared to $1.38 billion.
•Capital expenditures were $39 million compared to $32 million.

Crocs, Inc. Upsizes Share Repurchase Authorization To $2.0 Billion

On July 27, 2026, the Board approved a $1.5 billion increase to our share repurchase authorization, after which approximately $2.0 billion remained available for future common stock repurchases.

Financial Outlook

Full Year 2026
For 2026, we expect:
•Revenues to be up approximately 1% to 2% compared to full year 2025, up from our previous guidance of down 1% to up 1%, at currency rates as of July 27, 2026.
◦Crocs Brand to be up approximately 2% to 3% compared to full year 2025, up from our previous guidance of flat to up 2%.
◦HEYDUDE Brand to be down approximately 4% to 2% compared to full year 2025, up from our previous guidance of down 7% to 5%.
•Non-GAAP adjustments to be approximately $25 million primarily associated with our cost reduction initiatives.
•Adjusted operating margin to expand modestly from 22.3%.
•GAAP effective tax rate to be approximately 23% and adjusted effective tax rate to be approximately 18%.
•Adjusted diluted earnings per share to be in the range of $13.70 to $14.00, up from our previous guidance range of $13.20 to $13.75. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.

•Capital expenditures of $70 million to $80 million.

Third Quarter 2026
For the third quarter of 2026, we expect:
•Revenues to be approximately flat compared to the third quarter of 2025, at currency rates as of July 27, 2026.
◦Crocs Brand to be up approximately 1% compared to the third quarter of 2025.
◦HEYDUDE Brand to be down approximately 3% to flat compared to the third quarter of 2025.
•Adjusted operating margin to be approximately 21.5%.
•Adjusted diluted earnings per share to be in the range of $3.20 to $3.30. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.

Conference Call Information

A conference call to discuss second quarter results is scheduled for today, Thursday, July 30, 2026, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through July 30, 2027, at this site.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding our financial condition, brand and liquidity outlook, and expectations regarding our future financial results, share repurchases, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding future financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include the factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of July 30, 2026. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$1,179,468	$1,149,373	$2,100,925	$2,086,706
Cost of sales	478,761	440,537	877,273	836,321
Gross profit	700,707	708,836	1,223,652	1,250,385
Selling, general and administrative expenses	415,029	1,136,352	737,130	1,454,927
Income (loss) from operations	285,678	(427,516)	486,522	(204,542)
Foreign currency (losses) gains, net	(2,302)	434	(3,927)	5,307
Interest income	583	371	918	704
Interest expense	(19,909)	(22,523)	(40,368)	(45,289)
Other (expense) income, net	(127)	627	(378)	152
Income (loss) before income taxes	263,923	(448,607)	442,767	(243,668)
Income tax expense	59,036	43,675	100,324	88,511
Net income (loss)	$204,887	$(492,282)	$342,443	$(332,179)
Net income (loss) per common share:
Basic	$4.17	$(8.82)	$6.89	$(5.94)
Diluted	$4.13	$(8.82)	$6.83	$(5.94)
Weighted average common shares outstanding:
Basic	49,115	55,783	49,695	55,946
Diluted	49,628	55,783	50,164	55,946

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$170,276	$130,354
Accounts receivable, net of allowances of $38,848 and $28,136, respectively	430,297	278,191
Inventories	389,212	368,687
Income taxes receivable	4,924	32,782
Other receivables	22,892	22,082
Prepaid expenses and other assets	67,005	53,787
Total current assets	1,084,606	885,883
Property and equipment, net of accumulated depreciation of $239,780 and $209,873, respectively	246,078	238,191
Intangible assets, net	1,317,707	1,324,680
Goodwill	404,643	404,689
Deferred tax assets, net	911,346	935,054
Restricted cash	3,555	3,557
Right-of-use assets	337,548	338,669
Other assets	50,796	44,027
Total assets	$4,356,279	$4,174,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$262,511	$266,090
Accrued expenses and other liabilities	306,066	300,959
Income taxes payable	69,308	47,308
Current operating lease liabilities	90,144	85,772
Total current liabilities	728,029	700,129
Deferred tax liabilities, net	861	882
Long-term income taxes payable	639,580	649,057
Long-term borrowings	1,307,658	1,230,885
Long-term operating lease liabilities	291,400	297,192
Other liabilities	4,077	3,322
Total liabilities	2,971,605	2,881,467
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 111.0 million and 110.7 million issued, 48.1 million and 50.2 million outstanding, respectively	111	111
Treasury stock, at cost, 62.9 million and 60.5 million shares, respectively	(3,296,549)	(3,040,416)
Additional paid-in capital	921,457	896,605
Retained earnings	3,823,081	3,480,638
Accumulated other comprehensive loss	(63,426)	(43,655)
Total stockholders’ equity	1,384,674	1,293,283
Total liabilities and stockholders’ equity	$4,356,279	$4,174,750

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$342,443	$(332,179)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,286	38,011
Operating lease cost	56,581	49,738
Share-based compensation	24,852	20,036
Asset impairments	3,301	738,115
Deferred taxes	(53)	13,956
Other non-cash items	8,531	8,428
Changes in operating assets and liabilities:
Accounts receivable	(154,913)	(147,242)
Inventories	(22,832)	(49,824)
Prepaid expenses and other assets	(21,297)	(12,160)
Accounts payable, accrued expenses and other liabilities	1,604	(26,467)
Right-of-use assets and operating lease liabilities	(56,764)	(49,821)
Income taxes	49,029	(32,026)
Cash provided by operating activities	270,768	218,565
Cash flows from investing activities:
Purchases of property, equipment, and software	(38,729)	(31,946)
Cash used in investing activities	(38,729)	(31,946)
Cash flows from financing activities:
Proceeds from borrowings	295,000	539,000
Repayments of borrowings	(223,000)	(514,000)
Repurchases of common stock, including excise tax	(256,157)	(194,137)
Repurchases of common stock for tax withholding	(3,238)	(4,104)
Cash used in financing activities	(187,395)	(173,241)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,724)	7,125
Net change in cash, cash equivalents, and restricted cash	39,920	20,503
Cash, cash equivalents, and restricted cash—beginning of period	133,911	183,678
Cash, cash equivalents, and restricted cash—end of period	$173,831	$204,181

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present "Non-GAAP gross profit," “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” "Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense,” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share," which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP effective tax rate,” “Non-GAAP diluted earnings per share,” and “Free cash flow.” We also present a long-term target for ‘Net leverage.’ Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends by providing meaningful information about operations compared to our peers by excluding the impacts of various differences. The calculation of our non-GAAP financial metrics may vary from company to company. As a result, our calculation of these metrics may not be comparable to similarly titled metrics used by other companies.

Management believes Non-GAAP gross profit, Non-GAAP gross margin, and Non-GAAP gross margin by brand are useful performance measures for investors because they provide investors with a means of comparing these measures between periods without the impact of certain expenses that we believe are not indicative of our routine cost of sales. Our routine cost of sales includes core product costs and distribution expenses primarily related to receiving, inspecting, warehousing, and packaging product and transportation costs associated with delivering products from distribution centers. Costs not indicative of our routine cost of sales may or may not be recurring in nature and include costs to expand and transition to new distribution centers.

Management believes Non-GAAP selling, general and administrative expenses and Non-GAAP selling, general and administrative expenses as a percent of revenues are useful performance measures for investors because they provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods. These measures exclude the impact of certain expenses not related to our normal operations that are expected to be non-recurring in nature, such as impairment charges.

Non-GAAP income from operations and Non-GAAP operating margin reflect the impact of Non-GAAP gross profit and Non-GAAP selling, general, and administrative expenses, as discussed above. We believe these are useful performance measures for investors because they provide a basis to compare performance in the period to prior periods.

Non-GAAP income before income taxes reflects the impact of Non-GAAP income from operations, as discussed above. We believe this is a useful performance measure for investors because it provides a basis to compare performance in the period to prior periods.

Management believes Non-GAAP income tax expense is a useful performance measure for investors because it provides a basis to compare our tax rates to historical tax rates, and because the adjustment is necessary in order to calculate Non-GAAP net income.

Management believes Non-GAAP effective tax rate is a useful performance measure for investors because it provides an ongoing effective tax rate that they can use for historical comparisons and forecasting.

Management believes Non-GAAP net income is a useful performance measure for investors because it focuses on underlying operating results and trends and improves the comparability of our results to prior periods. This measure reflects the impact of

Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Non-GAAP basic and diluted net income per common share are useful performance measures for investors because they focus on underlying operating results and trends and improve the comparability of our results to prior periods. These measures reflect the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Net leverage is a useful performance measure for investors because it provides a measure of our financial strength and liquidity.

Free cash flow is calculated as ‘Cash provided by operating activities’ less ‘Purchases of property, equipment, and software.’ Management believes free cash flow is useful for investors because it provides a clear measure of our ability to generate cash for discretionary uses such as funding growth opportunities, repurchasing shares, and reducing debt.

For the three and six months ended June 30, 2026, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP gross profit and gross margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
GAAP revenues	$1,179,468	$1,149,373	$2,100,925	$2,086,706

GAAP gross profit	$700,707	$708,836	$1,223,652	$1,250,385
Distributor takeback costs (1)	4,356	—	4,356	—
Distribution centers (2)	2,355	—	3,733	—
Other	49	—	118	—
Total adjustments	6,760	—	8,207	—
Non-GAAP gross profit	$707,467	$708,836	$1,231,859	$1,250,385

GAAP gross margin	59.4%	61.7%	58.2%	59.9%
Non-GAAP gross margin	60.0%	61.7%	58.6%	59.9%
(1) Relates to the takeback of a distributor in Malaysia.
(2) Relates to the transition away from a third-party logistics provider for the HEYDUDE Brand, software transition costs at our Crocs Brand distribution center in Dayton, Ohio, and other distribution center related transition costs.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Crocs Brand gross margin	62.6%	64.1%	61.2%	62.6%
Non-GAAP adjustments:
Distributor takeback costs (1)	0.4%	—%	0.3%	—%
Distribution centers (2)	0.1%	—%	0.1%	—%
Other	less than 0.1%	—%	less than 0.1%	—%
Non-GAAP Crocs Brand gross margin	63.1%	64.1%	61.6%	62.6%
(1) Relates to the takeback of a distributor in Malaysia.
(2) Relates to software transition costs at our Crocs Brand distribution center in Dayton, Ohio and other distribution center related transition costs.

HEYDUDE Brand:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP HEYDUDE Brand gross margin	43.1%	50.2%	43.5%	48.5%
Non-GAAP adjustments:
Distribution centers (1)	0.6%	—%	0.6%	—%
Non-GAAP HEYDUDE Brand gross margin	43.7%	50.2%	44.1%	48.5%
(1) Relates to the transition away from a third-party logistics provider.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
GAAP revenues	$1,179,468	$1,149,373	$2,100,925	$2,086,706

GAAP selling, general and administrative expenses	$415,029	$1,136,352	$737,130	$1,454,927
Impairment of indefinite-lived trademark (1)	—	(430,000)	—	(430,000)
Impairment of goodwill (2)	—	(307,000)	—	(307,000)
Charges incurred in connection with cost savings initiatives	(2,924)	—	(4,583)	—
Impairment of leasehold improvement assets (3)	—	—	(3,301)	—
Severance costs (4)	(310)	—	1,260
Other	38	—	38	—
Total adjustments	(3,196)	(737,000)	(6,586)	(737,000)
Non-GAAP selling, general and administrative expenses (5)	$411,833	$399,352	$730,544	$717,927

GAAP selling, general and administrative expenses as a percent of revenues	35.2%	98.9%	35.1%	69.7%
Non-GAAP selling, general and administrative expenses as a percent of revenues	34.9%	34.7%	34.8%	34.4%
(1) Represents an impairment of the HEYDUDE indefinite-lived trademark.
(2) Represents an impairment of the HEYDUDE Brand reporting unit goodwill.
(3) Represents impairment charges for certain HEYDUDE leasehold improvement assets.
(4) Represents operational workforce reduction charges incurred in connection with cost savings initiatives in the three months ended June 30, 2026. Additionally, the six months ended June 30, 2026, includes a change in estimate for severance costs recorded as of December 31, 2025.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
GAAP revenues	$1,179,468	$1,149,373	$2,100,925	$2,086,706

GAAP income (loss) from operations	$285,678	$(427,516)	$486,522	$(204,542)
Non-GAAP gross profit adjustments (1)	6,760	—	8,207	—
Non-GAAP selling, general and administrative expenses adjustments (2)	3,196	737,000	6,586	737,000
Non-GAAP income from operations	$295,634	$309,484	$501,315	$532,458

GAAP operating margin	24.2%	(37.2)%	23.2%	(9.8)%
Non-GAAP operating margin	25.1%	26.9%	23.9%	25.5%
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense and effective tax rate reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
GAAP income (loss) from operations	$285,678	$(427,516)	$486,522	$(204,542)
GAAP income (loss) before income taxes	263,923	(448,607)	442,767	(243,668)

Non-GAAP income from operations (1)	$295,634	$309,484	$501,315	$532,458
GAAP non-operating income (expense):
Foreign currency (losses) gains, net	(2,302)	434	(3,927)	5,307
Interest income	583	371	918	704
Interest expense	(19,909)	(22,523)	(40,368)	(45,289)
Other (expense) income, net	(127)	627	(378)	152
Non-GAAP income before income taxes	$273,879	$288,393	$457,560	$493,332

GAAP income tax expense	$59,036	$43,675	$100,324	$88,511
Tax effect of non-GAAP operating adjustments	2,273	29,942	2,406	29,942
Impact of intra-entity IP transactions (2)	(13,104)	(22,701)	(22,283)	(32,273)
Non-GAAP income tax expense	$48,205	$50,916	$80,447	$86,180

GAAP effective income tax rate	22.4%	(9.7)%	22.7%	(36.3)%
Non-GAAP effective income tax rate	17.6%	17.7%	17.6%	17.5%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2024, and previously in 2023, 2021, and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transactions.

Non-GAAP net income per share reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands, except per share data)
Numerator:
GAAP net income (loss)	$204,887	$(492,282)	$342,443	$(332,179)
Non-GAAP gross profit adjustments (1)	6,760	—	8,207	—
Non-GAAP selling, general and administrative expenses adjustments (2)	3,196	737,000	6,586	737,000
Non-GAAP other income adjustment	—	—	—	(842)
Tax effect of non-GAAP adjustments (3)	10,831	(7,241)	19,877	2,331
Non-GAAP net income	$225,674	$237,477	$377,113	$406,310
Denominator:
GAAP weighted average common shares outstanding - basic	49,115	55,783	49,695	55,946
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	513	—	469	—
GAAP weighted average common shares outstanding - diluted	49,628	55,783	50,164	55,946

GAAP weighted average common shares outstanding - basic		55,783		55,946
Plus: dilutive effect of stock options and unvested restricted stock units		365		379
Non-GAAP weighted average common shares outstanding - diluted		56,148		56,325

GAAP net income (loss) per common share:
Basic	$4.17	$(8.82)	$6.89	$(5.94)
Diluted	$4.13	$(8.82)	$6.83	$(5.94)

Non-GAAP net income per common share:
Basic	$4.59	$4.26	$7.59	$7.26
Diluted	$4.55	$4.23	$7.52	$7.21
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.
(3) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

Free cash flow reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Cash provided by operating activities	$351,702	$285,800	$270,768	$218,565
Purchases of property, equipment, and software	(20,729)	(16,571)	(38,729)	(31,946)
Free cash flow	$330,973	$269,229	$232,039	$186,619

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2026:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	>21.7%
Non-GAAP adjustments (1)	0.6%
Non-GAAP operating margin	>22.3%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	23%
Non-GAAP adjustments (2)	(5)%
Non-GAAP effective tax rate	18%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$12.47 to $12.77
Non-GAAP adjustments (1)(2)	$1.23
Non-GAAP diluted earnings per share	$13.70 to $14.00
(1) During 2026, we expect to incur approximately $25 million of non-GAAP adjustments, primarily associated with our cost reduction initiatives. This estimate does not include the receipt of potential IEEPA tariff refunds, as we are not able to predict the timing quarter-by-quarter. We plan to recognize IEEPA tariff refunds when they are realized or considered realizable, in accordance with the gain contingency model.
(2) In the fourth quarter of 2024, and previously in 2023, 2021, and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the full year 2026 impact of these transactions.

Non-GAAP Financial Guidance

Our forward-looking guidance for consolidated “adjusted operating margin” and “adjusted diluted earnings per share” represents non-GAAP financial measures that excludes or otherwise has been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

While we are able to estimate full year non-GAAP adjustments, we are unable to reconcile forward-looking adjusted measures to their nearest U.S. GAAP measure quarter-by-quarter because we are unable to predict the timing of these adjustments with a reasonable degree of certainty. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures for the guidance related to the third quarter of 2026 without unreasonable efforts.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT, CHANNEL, AND GEOGRAPHY
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2026	2025	2026	2025	Q2 2026-2025	YTD 2026-2025	Q2 2026-2025	YTD 2026-2025
	($ in thousands)
Crocs Brand:
North America:
Wholesale	$152,549	$166,528	$290,946	$337,210	(8.4)%	(13.7)%	(8.4)%	(13.8)%
Direct-to-consumer	306,184	290,602	513,713	488,437	5.4%	5.2%	5.4%	5.1%
Total North America (2)	458,733	457,130	804,659	825,647	0.4%	(2.5)%	0.4%	(2.6)%
International:
Wholesale	288,950	298,151	596,375	604,274	(3.1)%	(1.3)%	(3.7)%	(3.8)%
Direct-to-consumer	252,754	204,309	366,819	291,278	23.7%	25.9%	21.6%	22.3%
Total International	541,704	502,460	963,194	895,552	7.8%	7.6%	6.6%	4.8%
Total Crocs Brand	$1,000,437	$959,590	$1,767,853	$1,721,199	4.3%	2.7%	3.7%	1.2%

Crocs Brand:
Wholesale	$441,499	$464,679	$887,321	$941,484	(5.0)%	(5.8)%	(5.4)%	(7.4)%
Direct-to-consumer	558,938	494,911	880,532	779,715	12.9%	12.9%	12.0%	11.5%
Total Crocs Brand	1,000,437	959,590	1,767,853	1,721,199	4.3%	2.7%	3.7%	1.2%
HEYDUDE Brand:
Wholesale	82,564	99,760	165,966	210,453	(17.2)%	(21.1)%	(17.4)%	(21.8)%
Direct-to-consumer	96,467	90,023	167,106	155,054	7.2%	7.8%	7.1%	7.7%
Total HEYDUDE Brand (3)	179,031	189,783	333,072	365,507	(5.7)%	(8.9)%	(5.8)%	(9.4)%
Total consolidated revenues	$1,179,468	$1,149,373	$2,100,925	$2,086,706	2.6%	0.7%	2.0%	(0.6)%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) North America includes the United States and Canada.
(3) The vast majority of HEYDUDE Brand revenues are derived from North America.